UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Basis of Presentation

The following unaudited pro forma condensed combined financial statements have been prepared to reflect the January 1, 2012 contribution of Chrome Systems, Inc. (“Chrome”), a wholly-owned subsidiary of DealerTrack Holdings, Inc. (“DealerTrack” or the “Company”), to the joint venture named “Chrome Data Solutions”,  under an Omnibus Agreement dated December 20, 2011. The transaction is described in Item 2.01 of the Current Report on Form 8-K. The unaudited pro forma condensed combined financial statements also present the effects of the disposition of ALG, Inc. (“ALG”) and the acquisition of triVIN Holdings, Inc. (“triVIN”). The contribution of Chrome, the disposition of ALG and the acquisition of triVIN are collectively referred to as the “Specified Transactions”.

The unaudited pro forma condensed combined balance sheet as of September 30, 2011 is based on DealerTrack’s historical balance sheet as of that date, and gives effect to the specified transactions as if they had occurred on September 30, 2011. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2011 and the year ended December 31, 2010 are based on DealerTrack’s historical consolidated statements of operations, and gives effect to the specified transactions as if they had occurred on January 1, 2010.

The unaudited pro forma condensed combined financial statements presented below are based on the assumptions and adjustments set forth in the notes to such information. The unaudited pro forma adjustments made in the compilation of the unaudited pro forma condensed combined financial statements are directly attributable to the specified transactions, are factually supportable, are based upon available information and assumptions that the Company considers to be reasonable, and have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma condensed combined financial information is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the specified transactions actually been consummated on the dates indicated and does not purport to be indicative of results of operations as of any future date or for any future period.

This unaudited pro forma condensed combined financial information should be read in conjunction with the Company's audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 filed on February 18, 2011, and the unaudited consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2011 filed on November 8, 2011.

The business contributed by the other party to the joint venture was determined to not be of significance under Regulation S-X, and as a result, the pro forma impact of the operations of the joint venture is not reflected within the following unaudited pro forma condensed combined financial statements.  The Company will account for the joint venture using the equity method of accounting. In the future, we expect to record expense relating to the basis difference between the fair value of the net assets of the joint venture received, and the carrying value of the contributed net assets.  Based upon preliminary estimates of fair value, this basis difference, excluding non-amortizable assets, totals approximately $15 million.  This basis differential will be expensed over the life of the underlying assets which have basis difference (primarily intangible assets) depending on their individual useful lives, which are expected to range from three to seven years.  In addition to the basis differential, we will also record 50% of the income or losses of the joint venture.

DEALERTRACK HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	DealerTrack September 30, 2011 (Note 2)	triVIN (Note 3)	triVIN Pro Forma Adjustments (Note 3)	ALG (Note 4)	ALG Pro Forma Adjustments (Note 5)		Chrome (Note 6)	Chrome Pro Forma Adjustments (Note 7)		Pro Forma Combined
	(in thousands)
ASSETS
Current Assets
Cash and cash equivalents	$64,951	$-	$-	$(7,500)	$-		$(1,750)	$-		$55,701
Investments	44	-	-	-	-		-	-		44
Customer funds	2,054	-	-	-	-		-	-		2,054
Customer funds receivable	19,135	-	-	-	-		-	-		19,135
Accounts receivable, net of allowances	40,532	-	-	(1,526)	-		(2,806)	-		36,200
Prepaid expenses and other current assets	25,092	-	-	(720)	-		(387)	-		23,985
Total current assets	151,808	-	-	(9,746)	-		(4,943)	-		137,119
Investments - long-term	-	-	-	-	88,000	(a)	-	44,051	(aa)	132,051
Property and equipment, net	20,780	-	-	(229)	-		(467)	-		20,084
Software and website development costs, net	36,538	-	-	(1,524)	-		(3,844)	-		31,170
Intangible assets, net	100,978	-	-	(2,531)	5,600	(b)	(2,223)	-		101,824
Goodwill	233,428	-	-	(33,128)	-		(8,087)	-		192,213
Deferred tax assets - long-term	25,387	-	-	-	6,946	(c)	-	-		32,333
Other assets - long-term	13,949	-	-	(32)	-		(30)	-		13,887
Total assets	$582,868	$-	$-	$(47,190)	$100,546		$(19,594)	$44,051		$660,681
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$5,959	$-	$-	$-	$2,636	(d)	$(249)	$513	(bb)	$8,859
Accrued compensation and benefits	15,493	-	-	(394)	-		(1,042)	-		14,057
Accrued liabilites - other	17,280	-	-	(295)	1,129	(e)	(409)	190	(cc)	17,895
Customer funds payable	21,189	-	-	-	-		-	-		21,189
Deferred revenue	8,298	-	-	(330)	-		(1,330)	-		6,638
Capital leases payable	317	-	-	-	-		-	-		317
Total current liabilities	68,536	-	-	(1,019)	3,765		(3,030)	703		68,955

Long-term liabilities
Capital leases payable	126	-	-	-	-		-	-		126
Deferred tax liabilities	38,590	-	-	(3,221)	14,370	(f)	(256)	8,400	(dd)	57,883
Deferred revenue	6,008	-	-	(8)	-		(373)	-		5,627
Due to acquirees	10,336	-	-	-	-		-	-		10,336
Other liabilities	4,791	-	-	(42)	-		-	-		4,749
Total liabilities	128,387	-	-	(4,290)	18,135		(3,659)	9,103		147,676

Total stockholders' equity	454,481	-	-	(42,900)	82,411	(g)	(15,935)	34,948	(ee)	513,005

Total liabilities and stockholders' equity	$582,868	$-	$-	$(47,190)	$100,546		$(19,594)	$44,051		$660,681

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

DEALERTRACK HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	DealerTrack Nine Months Ended September 30, 2011 (Note 2)	triVIN One Month Ended January 31, 2011 (Note 3)	triVIN Pro Forma Adjustments (Note 8)		ALG Nine Months Ended September 30, 2011 (Note 4)	ALG Pro Forma Adjustments (Note 9)		Chrome Nine Months Ended September 30, 2011 (Note 6)	Chrome Pro Forma Adjustments (Note 10)		Pro Forma Combined
	(in thousands, except share and per share amounts)
Revenue
Net revenue	$262,035	$4,779	$-		$(7,580)	$1,500	(I)	$(16,893)	$-		$243,841

Operating expenses:
Cost of revenue	145,942	3,996	1,557	(A)	(4,000)	1,028	(J)	(9,667)	375	(AA)	139,231
Product development	10,903	308	-		(106)	-		(1,148)	-		9,957
Selling, general and administrative	93,340	5,315	(4,900)	(B)	(1,524)	(917)	(K)	(5,035)	-		86,279
Total operating expenses	250,185	9,619	(3,343)		(5,630)	111		(15,850)	375		235,467

Income (loss) from operations	11,850	(4,840)	3,343		(1,950)	1,389		(1,043)	(375)		8,374

Interest income	270	-	-		-	-		-	-		270
Interest expense	(578)	(352)	350	(C)	-	-		-	-		(580)
Other income	176	(103)	-		-	-		-	-		73
Realized gain on securities	409	-	-		-	-		-	-		409
Income (loss) before (provision for) benefit from income taxes	12,127	(5,295)	3,693		(1,950)	1,389		(1,043)	(375)		8,546
(Provision for) benefit from income taxes, net	20,128	2,455	(26,022)	(D)	523	(513)	(L)	(14)	139	(BB)	(3,304)

Net income (loss)	$32,255	$(2,840)	$(22,329)		$(1,427)	$876		$(1,057)	$(236)		$5,242

Basic net income per share	$0.78										$0.13
Diluted net income per share	$0.76										$0.12
Shares used in the calculation of net income per share:
Basic	41,146,197										41,146,197
Diluted	42,366,861										42,366,861

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

DEALERTRACK HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	DealerTrack Year Ended December 31, 2010 (Note 2)	triVIN Year Ended December 31, 2010 (Note 3)	triVIN Pro Forma Adjustments (Note 8)		ALG Year Ended December 31, 2010 (Note 4)	ALG Pro Forma Adjustments (Note 9)		Chrome Year Ended December 31, 2010 (Note 6)	Chrome Pro Forma Adjustments (Note 10)		Pro Forma Combined
	(in thousands, except share and per share amounts)
Revenue
Net revenue	$243,826	$56,353	$-		$(8,574)	2,000	(I)	$(20,307)	-		$273,298

Operating expenses:
Cost of revenue	124,070	37,260	9,172	(E)	(5,932)	1,370	(M)	(8,450)	500	(AA)	157,990
Product development	13,386	546	-		(226)	-		(2,333)	-		11,373
Selling, general and administrative	105,715	16,907	(240)	(F)	(1,891)	-		(5,819)	-		114,672
Total operating expenses	243,171	54,713	8,932		(8,049)	1,370		(16,602)	500		284,035

Income (loss) from operations	655	1,640	(8,932)		(525)	630		(3,705)	(500)		(10,737)

Interest income	525	-	-		-	-		-	-		525
Interest expense	(175)	(4,968)	4,937	(G)	68	-		-	-		(138)
Other income	1,177	59	-		-	-		-	-		1,236
Realized gain on securities	582	-	-		-	-		-	-		582
Income (loss) before (provision for) benefit from income taxes	2,764	(3,269)	(3,995)		(457)	630		(3,705)	(500)		(8,532)
(Provision for) benefit from income taxes, net	(30,597)	924	28,615	(H)	3,672	(234)	(N)	4,358	186	(CC)	6,924

Net (loss) income	$(27,833)	$(2,345)	$24,620		$3,215	$396		$653	$(314)		$(1,608)

Basic net (loss) per share	$(0.69)										$(0.04)
Diluted net (loss) per share	$(0.69)										$(0.04)
Shares used in the calculation of net income per share:
Basic	40,322,939										40,322,939
Diluted	40,322,939										40,322,939

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

DEALERTRACK HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

1.    Summary of Specified Transactions

Contribution of Chrome, Inc.

     On January 1, 2012, Chrome Systems, Inc. (“Chrome”), a wholly-owned subsidiary of DealerTrack Holdings, Inc. (“DealerTrack”), Autodata Solutions, Inc. (“Autodata”) and Autodata Solutions Company, subsidiaries of Internet Brands Inc. (“Internet Brands”), and AutoChrome Company entered into an Omnibus Agreement (the “Omnibus Agreement”).  The Omnibus Agreement provides for the formation of a 50%/50% joint venture named “Chrome Data Solutions” through the organization of (i) a Delaware limited liability company, (ii) a Delaware limited partnership that is a subsidiary of such limited liability company and (iii) a Nova Scotia unlimited liability company (collectively, the “Joint Venture”), pursuant to which the parties intend to collaboratively develop, market and sell automotive content products and services.

Pursuant to the Omnibus Agreement, the Joint Venture will be formed by the following steps, among others:  (a) Chrome will contribute substantially all of its assets and liabilities to the Joint Venture; (b) Autodata will contribute substantially all of the assets and liabilities of its content division (other than assets to be exclusively licensed to the Joint Venture, as described in the following clause (c)) to the Joint Venture; (c) Autodata will exclusively license certain of its intellectual property to the Joint Venture; (d) DealerTrack, Inc. will receive a perpetual, irrevocable license to use certain Joint Venture intellectual property and data in its products and services; and (e) the parties shall enter into agreements to form and govern the Joint Venture and provide for certain other matters concerning the Joint Venture.

Acquisition of triVIN Holdings, Inc. (previously reported on Form 8-K)

On January 31, 2011, we acquired all of the outstanding shares of triVIN Holdings, Inc. (“triVIN”), now known as DealerTrack Processing Solutions, Inc., for a purchase price of $125.5 million in cash, net of acquired cash. triVIN is a leading provider of automobile title management services to lenders and vehicle registration services to automobile dealers. This acquisition significantly expanded our transaction business and further strengthened our relationship with lenders and automobile dealers.

Disposition of ALG, Inc. (previously reported on Form 8-K)

On October 1, 2011, we sold our wholly owned subsidiary, ALG, Inc. (“ALG”), to TrueCar.  In consideration for the disposition of ALG, we received a 15.0% equity interest in TrueCar and a warrant to increase our ownership interest to 19.9%.  The Company will account for the investment using the cost method of accounting.  In addition to the $88.0 million investment in TrueCar, we will record an intangible asset in the amount of $5.6 million which represents the fair value of a perpetual, royalty-free license received from TrueCar for the future use of ALG intellectual property and data in our products and services. As a result of the disposition, we expect to recognize a pre-tax gain of approximately $48.7 million, which represents the consideration received of $93.6 million, less the carrying value of the net assets of ALG.

2.    Balance Sheet and Statements of Operations - DealerTrack

Amounts were derived from the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2011, filed on November 8, 2011, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 18, 2011.

3.    Balance Sheet and Statements of Operations - triVIN

The triVIN amounts in the unaudited pro forma condensed combined financial statements for the year ended December 31, 2010 represent the historical financial statement amounts derived from the 2010 audited consolidated financial statements and notes thereto of triVIN included in the filing on Form 8-K filing on April 12, 2011.  The triVIN amounts in the unaudited pro forma condensed combined financial statements for the nine months ended September 30, 2011 represents only amounts recorded during the month of January 2011.  triVIN activity is consolidated within DealerTrack amounts subsequent to January 31, 2011. There are no pro forma condensed combined balance sheet adjustments for triVIN as the balances are reported within the DealerTrack balances as of September 30, 2011.

4.    Balance Sheet and Statements of Operations - ALG

The ALG amounts in the unaudited pro forma condensed combined financial statements represent the historical financial results of the Company’s ALG business and reflect the elimination of the results of operations, assets, liabilities and equity amounts associated with the disposition of ALG, including intercompany accounts and the allocation of goodwill related to ALG.

5.    Pro Forma Adjustments - Unaudited Pro Forma Condensed Combined Balance Sheet - ALG

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(a)	The components of pro forma adjustment (a) are as follows (in thousands):
To record the investment in TrueCar.	$75,000
To record the cash investment in TrueCar.	7,500
To record warrants received at the preliminary estimate of fair value.	5,500
Total of pro forma adjustment (a)	$88,000

(b)	To record perpetual, royalty-free data license at the preliminary estimate of fair value.

(c)	To record deferred tax asset valuation allowance adjustment as a result of the deferred tax liabilities generated from the disposition.

(d)	To record an accrual for unpaid professional fees related to the disposition as if it occurred on September 30, 2011.

(e)	To record impact to current taxes payable at a statutory tax rate of 37.0%.

(f)	To record deferred tax liabilities resulting from the transaction.

(g)	The components of pro forma adjustment (g) are as follows (in thousands):
To record the estimated gain on the disposition.	$50,700
To record the elimination of the net assets of ALG.	42,900
To record the tax impact of the disposition.	(8,553)
To record an accrual for unpaid professional fees related to the disposition as if it occurred on September 30, 2011.	(2,636)
Total of pro forma adjustment (g)	$82,411

6.    Balance Sheet and Statements of Operations - Chrome

The Chrome amounts in the unaudited pro forma condensed combined financial statements represent the historical financial results of the Company’s Chrome business and reflects the elimination of the results of operations, assets, liabilities and equity amounts associated with contribution of Chrome, including intercompany accounts and the allocation of goodwill related to Chrome.

7.     Pro Forma Adjustments - Unaudited Pro Forma Condensed Combined Balance Sheet - Chrome

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(aa)	To record the total investment in the Joint Venture at the preliminary estimate of fair value.

(bb)	To record an accrual for unpaid professional fees related to the contribution as if it occurred on September 30, 2011.

(cc)	To record impact to current taxes payable at a statutory tax rate of 37.0%.

(dd)	To record deferred tax liabilities resulting from the transaction.

(ee)	The components of pro forma adjustment (ee) are as follows (in thousands):
To record the estimated gain on the contribution.	$27,328
To record the elimination of the net assets of Chrome.	16,723
To record the tax impact of the contribution.	(8,590)
To record an accrual for unpaid professional fees related to the contribution as if the transaction occurred on September 30, 2011.	(513)
Total of pro forma adjustment (ee)	$34,948

8.     Pro Forma Adjustments – Unaudited Pro Forma Condensed Combined Statement of Operations - triVIN

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(A)	The components of pro forma adjustment (A) are as follows (in thousands):
To reflect amortization expense related to the acquired identifiable intangible assets, calculated over the estimated useful lives as if the triVIN acquisition occurred on January 1, 2010.	$2,322
To eliminate triVIN's amortization expense included within the operating results of triVIN for the one month ended January 31, 2011.	(765)
Total of pro forma adjustment (A)	$1,557

(B)	The components of pro forma adjustment (B) are as follows (in thousands):
To eliminate non-recurring professional fees related to the triVIN acquisition included within the operating results of DealerTrack for the nine months ended September 30, 2011.	$(300)
To eliminate amounts accrued for management incentive plan. This liability was not acquired by DealerTrack.	(4,600)
Total of pro forma adjustment (B)	$(4,900)

(C)
To eliminate interest expense on debt not acquired by DealerTrack which is included within the operating results of triVIN for the one month ended January 31, 2011. In accordance with the merger agreement, the proceeds from the transaction were used by the seller to pay off the outstanding debt as of the acquisition date.

(D)	The components of pro forma adjustment (D) are as follows (in thousands):
Adjustment represents the tax effect of pro forma adjustments (A), (B) and (C) at the triVIN 2011 statutory tax rate of 39.9%.	$(1,474)
To adjust DealerTrack’s valuation allowance by the amount of triVIN’s deferred tax liabilities that can be utilized to offset DealerTrack deferred tax assets.	(24,548)
Total of pro forma adjustment (D)	$(26,022)

(E)	The components of pro forma adjustment (E) are as follows (in thousands):
To reflect amortization expense related to the acquired identifiable intangible assets, calculated over the estimated useful lives as if the triVIN acquisition occurred on January 1, 2010.	$18,153
To eliminate triVIN's amortization expense included within the operating results of triVIN for the year ended December 31, 2010.	(8,981)
Total of pro forma adjustment (E)	$9,172

(F)	To eliminate non-recurring professional fees related to the triVIN acquisition included within the operating results of DealerTrack for the year ended December 31, 2010.

(G)
To eliminate interest expense on debt not acquired by DealerTrack which is included within the operating results of triVIN for the year ended December 31, 2010. In accordance with the merger agreement, the proceeds from the transaction were used by the seller to pay off the outstanding debt as of the acquisition date.

(H)	The components of pro forma adjustment (H) are as follows (in thousands):
Adjustment represents the tax effect of pro forma adjustments (E), (F) and (G) at the triVIN 2010 statutory tax rate of 39.9%.	$1,595
To adjust DealerTrack’s valuation allowance by the amount of triVIN’s deferred tax liabilities that can be utilized to offset DealerTrack deferred tax assets.	27,020
Total of pro forma adjustment (H)	$28,615

9.     Pro Forma Adjustments - Unaudited Pro Forma Condensed Combined Statement of Operations - ALG

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(I)	To record revenue expected from the commercial arrangements related to ALG. Revenue for other commercial arrangements is not included.

(J)	The components of pro forma adjustment (J) are as follows (in thousands):
To record intangible amortization expense on the perpetual, royalty free data license received by DealerTrack as if the ALG transaction occurred on January 1, 2010. The fair value of the license was determined based upon discounted cash flows and is being amortized on a straight-line basis, which approximates asset use, over a useful life of five years.	840
To record ALG costs related to providing services for commercial arrangements in pro forma adjustment (I).	188
Total of pro forma adjustment (J)	$1,028

(K)	To eliminate non-recurring professional fees related to the ALG transaction included within the operating results of DealerTrack for the year ended September 30, 2011.

(L)	Adjustment represents the tax effect of pro forma adjustments (I), (J) and (K) at the ALG 2011 statutory tax rate of 37.0%.

(M)	The components of pro forma adjustment (M) are as follows (in thousands):
To record intangible amortization expense on the perpetual, royalty free data license received by DealerTrack as if the ALG transaction occurred on January 1, 2010. The fair value of the license was determined based upon discounted cash flows and is being amortized on a straight-line basis, which approximates asset use, over a useful life of five years.	1,120
To record ALG costs related to providing services for commercial arrangements in pro forma adjustment (I).	250
Total of pro forma adjustment (M)	$1,370

(N)	Adjustment represents the tax effect of pro forma adjustments (I) and (M) at the ALG 2010 statutory tax rate of 37.1%.

10.     Pro Forma Adjustments - Unaudited Pro Forma Condensed Combined Statement of Operations - Chrome

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(AA)	To reflect the annual license cost of data received from the Joint Venture.

(BB)	Adjustment represents the tax effect of pro forma adjustments (AA) at the statutory tax rate of 37.0%.

(CC)	Adjustment represents the tax effect of pro forma adjustments (AA) at the statutory tax rate of 37.1%.